As filed with the Securities and Exchange Commission on March 7, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AerCap Holdings N.V.

The Netherlands	7359	98-0514694
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

AerCap House

65 St. Stephen’s Green

Dublin D02 YX20

Ireland

+ 353 1 819 2010

(Address and telephone number of the registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, Delaware 19711

(302) 738-6680

(Name, address and telephone number of agent for service)

Copies to:

Vincent Drouillard AerCap House 65 St. Stephen’s Green Dublin D02 YX20 Ireland + 353 1 819 2010	Craig F. Arcella Douglas Dolan Cravath, Swaine & Moore LLP Worldwide Plaza 825 8th Avenue New York, New York 10019 (212) 474-1000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging Growth Company  ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

PROSPECTUS

AerCap Holdings N.V.

Up to 111,500,000 Ordinary Shares

This prospectus relates to the resale, from time to time, of up to 111,500,000 ordinary shares, par value €0.01 per share (“ordinary shares”), of AerCap Holdings N.V. (“AerCap”) by General Electric Company and/or one or more of its affiliates (collectively, “GE” or the “selling shareholder”). The names of any underwriters, broker-dealers or agents, the specific terms of the plan of distribution and any applicable underwriting discounts and commissions will be set forth in a supplement to this prospectus from time to time.

The selling shareholder may, from time to time, sell, transfer or otherwise dispose of any or all of the ordinary shares offered pursuant to this prospectus or interests in such ordinary shares on any stock exchange, market or trading facility on which AerCap’s ordinary shares are traded, in private transactions or a combination thereof. These dispositions may be at fixed prices, at the prevailing market price at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. We will not receive any proceeds from sales of the ordinary shares offered by the selling shareholder pursuant to this prospectus.

Any underwriters, broker-dealers or agents that participate with the selling shareholder in a distribution of the ordinary shares may be considered “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and any commissions, discounts or profit received by them on the resale of the ordinary shares may be considered underwriting commissions and discounts under the Securities Act.

AerCap’s ordinary shares are listed on The New York Stock Exchange (the “NYSE”) under the symbol “AER.” On March 6, 2023, the closing sale price of AerCap’s ordinary shares on the NYSE was $61.60 per ordinary share. You are urged to obtain current market quotations for AerCap’s ordinary shares.

This prospectus describes the general manner in which these securities may be offered. The specific manner in which they may be offered will be described in a supplement to this prospectus and, if applicable, in the information incorporated by reference in this prospectus and related free writing prospectuses at the time of offering. You should read this prospectus, each applicable prospectus supplement, the information incorporated by reference, and any related free writing prospectuses carefully before you make your investment decision. This prospectus may not be used for sales of AerCap’s ordinary shares unless it is accompanied by a prospectus supplement.

Investing in AerCap’s ordinary shares involves risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” on page 3 of this prospectus, and any risk factors included in any accompanying prospectus supplement and in the reports filed by AerCap with the Securities and Exchange Commission (the “SEC”) that are incorporated by reference in this prospectus, before you invest in AerCap’s ordinary shares.

Neither the SEC nor any state or foreign securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 7, 2023.

Rather than repeat certain information in this prospectus that we have already included in reports filed with the SEC, we are incorporating this information by reference, which means that we can disclose important business, financial and other information to you by referring you to those publicly filed documents that contain the information. The information incorporated by reference is not delivered with this prospectus.

We will provide without charge to each person to whom a prospectus is delivered, upon written or oral request of such person, a copy of any or all documents that are incorporated into this prospectus by reference, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. Requests should be directed to AerCap Holdings N.V., AerCap House, 65 St. Stephen’s Green, Dublin D02 YX20, Ireland, or by telephoning us at +353 1 819 2010.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the SEC on Form F-3, utilizing a “shelf” registration process. Under this shelf registration process, the selling shareholder may sell up to a total of 111,500,000 ordinary shares, from time to time, in one or more offerings, in any manner described under the section in this prospectus entitled “Plan of Distribution.” We may also provide a prospectus supplement to add, update or change information contained in this prospectus. You should carefully read both this prospectus and the applicable prospectus supplement, together with additional information described below under the headings “Where You Can Find More Information” and “Incorporation by Reference,” before you decide to invest in our ordinary shares.

This prospectus and any accompanying prospectus supplements, or any free writing prospectus, do not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form F-3, including its exhibits, of which this prospectus is a part. Statements contained in this prospectus and any accompanying prospectus supplements about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters. You should not assume that the information in this prospectus, any prospectus supplements, any free writing prospectus or in any documents incorporated herein or therein by reference is accurate as of any date other than the date on the front of each of such documents.

We are responsible only for the information contained or incorporated by reference in this prospectus or any prospectus supplements. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are not making an offer to sell, or seeking offers to buy, our ordinary shares in any jurisdictions where offers or sales are not permitted.

Unless indicated otherwise or the context otherwise requires, references in this prospectus to the terms “our,” “us,” “we,” “AerCap” or the “Company” include AerCap Holdings N.V. and its consolidated subsidiaries.

Currency amounts in this prospectus are stated in United States dollars, unless indicated otherwise.

COMPANY INFORMATION

AerCap is the global leader in aircraft leasing. AerCap focuses on acquiring in-demand aircraft at attractive prices, funding them efficiently, hedging interest rate risk prudently and using its platform to deploy these assets with the objective of delivering superior risk-adjusted returns. AerCap is a New York Stock Exchange-listed company under the ticker symbol “AER”. Our headquarters is located in Dublin, and we have offices in Shannon, Miami, Singapore, Memphis, Amsterdam, Shanghai, Dubai and other locations. We also have representative offices at the world’s largest aircraft manufacturers, Boeing in Seattle and Airbus in Toulouse.

AerCap was incorporated in the Netherlands with registered number 34251954 on July 10, 2006 as a public limited liability company (“naamloze vennootschap” or “N.V.”) under the Dutch Civil Code. AerCap’s principal executive offices are located at AerCap House, 65 St. Stephen’s Green, Dublin D02 YX20, Ireland, its general telephone number is +353 1 819 2010, and its website address is www.aercap.com. The reference to the website is an inactive textual reference only and the information contained on, or accessible through, our website is not a part of this prospectus. Puglisi & Associates is AerCap’s authorized representative in the United States. The address of Puglisi & Associates is 850 Liberty Avenue, Suite 204, Newark, DE 19711 and their general telephone number is +1 (302) 738-6680.

RISK FACTORS

Investing in our ordinary shares involves risk. Before you decide to buy our ordinary shares, you should read and carefully consider the risks and uncertainties discussed in the section captioned “Risk Factors” in Item 3 of our Annual Report on Form 20-F for the year ended December 31, 2022, filed with the SEC on March 2, 2023 and in Part II, Item 1A of each of our interim financial reports contained in our Current Reports on Form 6-K subsequently furnished to the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference herein, as well as any risks described in any applicable prospectus supplement and any related free writing prospectus or in other documents that are incorporated by reference therein. Additional risks not currently known to us or that we currently deem immaterial may also have a material adverse effect on us. You should carefully consider the aforementioned risks together with the other information in this prospectus and incorporated by reference herein before deciding to invest in our ordinary shares. If any of those risks actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our ordinary shares could decline, and you may lose all or part of your investment.

FORWARD LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein may contain “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We have based these forward looking statements largely on our current beliefs and projections about future events and financial trends affecting our business. Many important factors, in addition to those discussed in this prospectus, could cause our actual results to differ substantially from those anticipated in our forward looking statements, including, among other things:

•	the availability of capital to us and to our customers and changes in interest rates;

•	the ability of our lessees and potential lessees to make lease payments to us;

•

our ability to successfully negotiate flight equipment (which includes aircraft, engines and helicopters) purchases, sales and leases, to collect outstanding amounts due and to repossess flight equipment under defaulted leases, and to control costs and expenses;

•	changes in the overall demand for commercial aviation leasing and aviation asset management services;

•

the continued impacts of the Russian invasion of Ukraine and continued conflict in that area, including the resulting sanctions by the United States, the European Union, the United Kingdom and other countries, on our business and results of operations, financial condition and cash flows;

•

the rate of recovery in air travel related to the Covid-19 pandemic, the aviation industry and global economic conditions; the potential impacts of the pandemic and responsive government actions on our business and results of operations, financial condition and cash flows;

•	the effects of terrorist attacks on the aviation industry and on our operations;

•	the economic condition of the global airline and cargo industry and economic and political conditions;

•	development of increased government regulation, including travel restrictions, sanctions, regulation of trade and the imposition of import and export controls, tariffs and other trade barriers;

•	a downgrade in any of our credit ratings;

•	competitive pressures within the industry;

•	regulatory changes affecting commercial flight equipment operators, flight equipment maintenance, engine standards, accounting standards and taxes; and

•

the risks described or referred to in “Risk Factors” in this prospectus or any prospectus supplement, in our Annual Report on Form 20-F for the year ended December 31, 2022 and in our Reports on Form 6-K furnished to the SEC from time to time.

The words “believe,” “may,” “will,” “aim,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar words are intended to identify forward looking statements. Forward looking statements include information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of future regulation and the effects of competition. Forward looking statements speak only as of the date they were made and we undertake no obligation to update publicly or to revise any forward looking statements because of new information, future events or other factors. In light of the risks and uncertainties described above, the forward looking events and circumstances described in this prospectus might not occur and are not guarantees of future performance. The factors described above should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and the risk factors that are included under “Risk Factors” in this prospectus or any prospectus supplement, in our Annual Report on Form 20-F for the year ended December 31, 2022 incorporated by reference herein and in our Reports on Form 6-K furnished to the SEC from time to time incorporated by reference herein. Except as required by applicable law, we do not undertake any obligation to publicly update or review any forward looking statement, whether as a result of new information, future developments or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form F-3, including exhibits thereto, with the SEC under the Securities Act, and the rules and regulations thereunder, for the registration of the ordinary shares that are being offered by this prospectus. This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents that we filed as exhibits to the registration statement, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

We are subject to the information reporting requirements of the Exchange Act, as applicable to foreign private issuers. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations. We file with the SEC an Annual Report on Form 20-F containing financial statements audited by an independent registered public accounting firm. We also furnish reports on Form 6-K containing unaudited interim financial information for the first three quarters of each fiscal year.

The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. You can review our SEC filings, including the registration statement, by accessing the SEC’s Internet site at www.sec.gov. We will provide each person, including any beneficial owner, to whom a prospectus is delivered a copy of any or all of the information that has been incorporated by reference into this prospectus but not delivered with this prospectus upon written or oral request at no cost to the requester. Requests should be directed to: AerCap Holdings N.V., AerCap House, 65 St. Stephen’s Green, Dublin D02 YX20, Ireland or by telephoning us at +353 1 819 2010. Our website is located at www.aercap.com. The reference to the website is an inactive textual reference only and the information contained on, or accessible through, our website is not a part of this prospectus.

INCORPORATION BY REFERENCE

The following documents filed with or furnished to the SEC are incorporated herein by reference:

•	AerCap’s Annual Report on Form 20-F for the year ended December 31, 2022, as filed with the SEC on March 2, 2023; and

•

the description of our ordinary shares, par value €0.01 per share, contained in Exhibit 2.48 to our Annual Report on Form 20-F for the year ended December 31, 2022, as filed with the SEC on March 2, 2023.

All documents subsequently filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and, solely to the extent designated therein, reports made on Form 6-K that we furnish to the SEC, after the date of this prospectus until the offering of the ordinary shares terminates, shall be incorporated by reference in this prospectus and to be a part hereof from the date of filing or furnishing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of ordinary shares offered by the selling shareholder.

DESCRIPTION OF ORDINARY SHARES

A summary description of our ordinary shares and related material provisions of our articles of association and of Book 2 of The Dutch Civil Code (Boek 2 van het Burgerlijk Wetboek), which governs the rights of holders of our ordinary shares, is set forth in the sections captioned “Memorandum and articles of association,” “Ordinary share capital,” “Issuance of ordinary shares” and “Preemptive rights” in Item 10 of our Annual Report on Form 20-F for the fiscal year ended December 31, 2022 and filed with the SEC on March 2, 2023, which report is incorporated by reference herein. The descriptions are qualified in their entirety by reference to our articles of association, which are filed with the SEC as an exhibit to our Annual Report on Form 20-F for the fiscal year ended December 31, 2022, and applicable law.

SELLING SHAREHOLDER

We are registering the ordinary shares in order to permit the selling shareholder to offer our ordinary shares that it owns for resale from time to time. The selling shareholder beneficially owns 111,500,000 ordinary shares as of the date of this prospectus.

The following table sets forth information regarding the beneficial ownership of our ordinary shares by the selling shareholder. The selling shareholder may sell all, some or none of the ordinary shares beneficially owned by it, and therefore we cannot estimate either the number or the percentage of ordinary shares that will be beneficially owned by the selling shareholder following any offering or sale hereunder. See the section captioned “Plan of Distribution.”

Name of Selling Shareholder	Ordinary Shares	Ownership Percentage(1)
General Electric Company(2)	111,500,000	45.1%

(1)	Based on 247,045,317 shares outstanding as of March 6, 2023.
(2)

The ordinary shares to be sold by GE pursuant to this prospectus may be sold by General Electric Company, GE Capital US Holdings, Inc., a Delaware corporation and an indirect wholly owned subsidiary of General Electric Company, or GE Capital Global Holdings, LLC, a Delaware limited liability company and wholly owned subsidiary of General Electric Company. The selling shareholder has informed us that General Electric Company shares voting and investment authority with respect to all of our ordinary shares it beneficially owns with GE Capital US Holdings, Inc. and GE Capital Global Holdings, LLC and, pursuant to Rule 13d-3 of the Exchange Act, is deemed to beneficially own all of our ordinary shares that GE Capital US Holdings, Inc. and/or GE Capital Global Holdings, LLC own. General Electric Company is a corporation incorporated under the laws of the State of New York. The principal businesses of General Electric Company, a multinational high-tech industrial company, are commercial and military aircraft engines and systems; wind and other renewable energy generation equipment and grid solutions; and gas, steam, nuclear and other power generation equipment. The address of General Electric Company is 1 River Road, Schenectady, NY 12345-6999; it also maintains executive offices at 5 Necco Street, Boston, Massachusetts 02210. The address of GE Capital US Holdings, Inc. and GE Capital Global Holdings, LLC is 901 Main Avenue, Norwalk, Connecticut 06851.

TAX CONSIDERATIONS

Certain tax considerations relating to an investment in our ordinary shares are set forth in the section captioned “Taxation” in Item 10 of our Annual Report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on March 2, 2023, which report is incorporated by reference herein.

The discussions of tax considerations incorporated herein are general summaries and do not cover all tax matters that may be of importance to particular investors. All prospective investors are strongly urged to consult their own tax advisors about the tax consequences of an investment in our ordinary shares.

PLAN OF DISTRIBUTION

The selling shareholder may, from time to time, sell, transfer or otherwise dispose of any or all of our ordinary shares that it owns or interests in ordinary shares on any stock exchange, market or trading facility on which the ordinary shares are traded, in private transactions or a combination thereof. These dispositions may be at fixed prices, at prevailing market prices, at the time of sale at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling shareholder may use any one or more of the following methods when disposing of ordinary shares or interests therein:

•

underwritten public offerings, pursuant to which one or more underwriters may resell the ordinary shares in one or more transactions, including in negotiated transactions at a fixed public offering price or at varying prices determined at the time of sales;

•	“at the market” to or through market makers or into an existing market for the ordinary shares;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which a broker-dealer will attempt to sell the ordinary shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by the broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise, or through derivative transactions or short sales;

•	in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

•	by pledge to secure debts and other obligations;

•	broker-dealers may agree with the selling shareholder to sell a specified number of such ordinary shares at a stipulated price per ordinary share; or

•	a combination of any such methods of sale.

The selling shareholder may enter into derivative transactions with broker-dealers, other financial institutions or third parties or sell securities not covered by this prospectus in privately negotiated or registered transactions. These transactions may involve the sale of ordinary shares by the selling shareholder by forward sale or by an offering (directly or by entering into derivative transactions with broker-dealers, other financial institutions or third parties) of options, rights, warrants or other securities that are offered with, convertible into or exchangeable for ordinary shares.

If the applicable prospectus supplement indicates, in connection with derivative transactions, the broker-dealers, other financial institutions or third parties may sell ordinary shares covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the broker-dealer, other financial institution or third party may use ordinary shares pledged by the selling shareholder or borrowed from the selling shareholder or others to settle those sales or to close out any related open borrowings of ordinary shares, and may use ordinary shares received from the selling shareholder in settlement of derivative transactions to close out any related open borrowing of ordinary shares.

In connection with the sale of our ordinary shares, the selling shareholder may loan or pledge, hypothecate or grant a security interest in the ordinary shares to broker-dealers, other financial institutions or third parties which in turn may resell or otherwise transfer the ordinary shares. The selling shareholder may also enter into option or other transactions with broker-dealers, other financial institutions or third parties or enter into one or more derivative securities that in each case may involve the delivery to such broker-dealer, other financial institution or third party of ordinary shares offered by this prospectus, which may then resell or otherwise transfer the ordinary shares.

The selling shareholder may also enter into hedging transactions with broker-dealers or other financial institutions and the broker-dealers or other financial institutions may engage in short sales of the ordinary shares in the course of hedging the positions they assume with the selling shareholder, including, without limitation, in connection with distributions of the ordinary shares by those broker-dealers or other financial institutions.

This prospectus may be supplemented or amended from time to time to describe a specific plan of distribution and any related transactions.

The aggregate proceeds to the selling shareholder from the sale of the ordinary shares offered by it will be the purchase price of the ordinary shares less discounts or commissions, if any. The selling shareholder reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of ordinary shares to be made directly or through agents. We will not receive any of the proceeds from any offering or sale hereunder. The selling shareholder will pay all fees and expenses incidental to registering the ordinary shares, including any and all SEC filing or registration fees.

The selling shareholder also may resell all or a portion of the ordinary shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that it meets the criteria and conforms to the requirements of that rule.

Any underwriters, broker-dealers or agents that participate in the sale of the ordinary shares or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the ordinary shares may be underwriting discounts and commissions under the Securities Act.

To the extent required, the ordinary shares to be sold, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, any applicable commissions, discounts or concessions, and other terms with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the ordinary shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the ordinary shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling shareholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of ordinary shares in the market and to the activities of the selling shareholder and its affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

We and the selling shareholder may enter into agreements pursuant to which underwriters, dealers and agents who participate in the distribution of the ordinary shares may be entitled to indemnification by us or the selling shareholder against certain liabilities, including liabilities arising under the Securities Act, and to contribution with respect to payments which the underwriters, dealers or agents may be required to make.

ENFORCEMENT OF CIVIL LIABILITY JUDGMENTS UNDER IRISH LAW

AerCap is headquartered and has its principal executive offices in Ireland. As the United States is not a party to a convention with Ireland in respect of the enforcement of judgments, common law rules apply in order to determine whether a judgment of the courts of the United States is enforceable in Ireland. A judgment of a court of the United States will be enforced by the courts in Ireland if the following general requirements are met:

(i) The United States court must have jurisdiction under Irish conflict of law rules. If the Irish courts determine that the jurisdiction of the United States court is not acceptable, then the judgment cannot be enforced or recognized in Ireland.

(ii) The judgment must be final and conclusive and the decree must be final and unalterable in the court that produces it. The enforcement of a judgment under appeal in the United States will normally be stayed in Ireland pending the outcome of the appeal.

(iii) When enforcing an in personam judgment (action against a specific person as opposed to a judgment specific to an asset), the amount in question must be a definite sum of money.

(iv) Once the United States court is shown to have jurisdiction, the Irish courts will not examine the merits of the judgment obtained in the United States.

(v) Enforcement proceedings should be instituted in Ireland within six years of the date of judgment.

(vi) The procedural rules of the United States court must have been observed.

(vii) There is a practical benefit to the party in whose favor the judgment of the United States court is made in seeking to have that judgment enforced in Ireland.

There are a number of possible defenses to an application to enforce a judgment of the courts of the United States in Ireland, including the following:

(i) A judgment obtained by fraud or trick will not be enforceable.

(ii) A judgment in breach of natural or constitutional justice under Irish law will not be enforceable. This would include a failure to notify the other party of the hearing or to give the other party a fair hearing.

(iii) A judgment contrary to Irish public policy is not enforceable. This would include, for example, among other things: (x) a judgment obtained on foot of a contract recognized as illegal in Ireland such as a contract in restraint of trade or (y) a judgment granted on foot of foreign penal or revenue (tax) laws or expropriatory laws (the latter of which would include certain laws permitting the requisitioning or confiscation of property).

(iv) A judgment which is inconsistent with a prior judgment of an Irish court on the same matter is not enforceable.

(v) Jurisdiction cannot be obtained by the Irish courts over non-domiciled judgment debtors in enforcement proceedings by personal service in Ireland or outside Ireland under Order 11 of the Rules of the Superior Courts.

(vi) A judgment will not be enforced where such judgment is shown to be erroneous by a party to the enforcement proceedings in Ireland by such party adducing new evidence which could not have been discovered using reasonable diligence prior to obtaining the judgment in the United States.

ENFORCEMENT OF CIVIL LIABILITY JUDGMENTS UNDER DUTCH LAW

AerCap is a public limited liability company organized in the Netherlands under the Dutch Civil Code and has its statutory seat (statutaire zetel) in Amsterdam, the Netherlands.

We are advised that there is no enforcement treaty between the Netherlands and the United States providing for reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. Therefore, a final judgment for the payment of money rendered by any federal or state court in the United States in such matters cannot automatically be recognized and enforced in the Netherlands. An application will have to be made to the competent Dutch court in order to obtain a judgment that can be enforced in the Netherlands. The Dutch courts can, in principle, be expected to give conclusive effect to a final and enforceable judgment of a competent United States court in respect of the contractual obligations under the relevant document without re-examination or re-litigation, but would require (i) that the relevant court in the United States had jurisdiction in the matter in accordance with standards that are generally accepted internationally, (ii) the proceedings before such court to have complied with principles of proper procedure (behoorlijke rechtspleging), (iii) such judgment not being contrary to the public policy (openbare orde) of the Netherlands or the European Union, (iv) that recognition and/or enforcement of the judgment is not irreconcilable with a decision of a Dutch court rendered between the same parties or with an earlier decision of a foreign court rendered between the same parties in a dispute that is about the same subject matter and that is based on the same cause, provided that such earlier decision can be recognized in the Netherlands and (v) the judgment is—according to the law of its country of origin—formally capable of being enforced (e.g. is readily enforceable, has not been annulled in appeal or its enforceability has not been subject to a certain time frame), but the court will in either case have discretion to attach such weight to the judgment of any federal or state court in the United States as it deems appropriate and may re-examine or re-litigate the substantive matters adjudicated upon. Furthermore, a Dutch court may reduce the amount of damages granted by a federal or state court in the United States and recognize damages only to the extent that they are necessary to compensate actual losses or damages.

Dutch civil procedure differs substantially from U.S. civil procedure in a number of respects. Insofar as the production of evidence is concerned, U.S. law and the laws of several other jurisdictions based on common law provide for pre-trial discovery, a process by which parties to the proceedings may prior to trial compel the production of documents by adverse or third parties and the deposition of witnesses. Evidence obtained in this manner may be decisive in the outcome of any proceeding. No such pre-trial discovery process exists under Dutch law. In addition, it is doubtful whether a Dutch court would accept jurisdiction and impose civil or other liability in an original action commenced in the Netherlands and predicated solely upon United States federal securities laws.

Enforcement of any foreign judgment in the Netherlands will be subject to the rules of Dutch Code of Civil Procedure (Wetboek van Burgerlijke Rechtsvordering). Judgments may be rendered in a foreign currency but enforcement is executed in euro at the applicable rate of exchange. Under certain circumstances, a Dutch court has the power to stay proceedings (aanhouden) or to declare that it has no jurisdiction if concurrent proceedings are being brought elsewhere.

LEGAL MATTERS

The validity of the ordinary shares will be passed upon for us by NautaDutilh N.V., Amsterdam, the Netherlands.

EXPERTS

The consolidated financial statements of AerCap Holdings N.V. and subsidiaries as of December 31, 2022 and 2021 and for the years ended December 31, 2022 and 2021, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2022, have been incorporated by reference herein in reliance upon the report of KPMG, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements for the year ended December 31, 2020 incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of said firm, as experts in auditing and accounting.

DISCLOSURE OF SEC POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Under Dutch law, AerCap is permitted to purchase directors’ and officers’ insurance. AerCap carries such insurance. In addition, the articles of association of AerCap include indemnification of its directors and officers against liabilities, including judgments, fines and penalties, as well as against associated reasonable legal expenses and settlement payments, to the extent this is allowed under Dutch law. To be entitled to indemnification, these persons must not have engaged in an act or omission of willful misconduct or bad faith. Insofar as such indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling AerCap pursuant to the foregoing provisions, AerCap has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

AerCap Holdings N.V.

Up to 111,500,000 Ordinary Shares

PROSPECTUS

March 7, 2023

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8. Indemnification of Officers and Directors

Insurance

AerCap has a directors and officers liability insurance policy that, subject to policy terms and limitations, includes coverage to reimburse directors and officers of AerCap and its subsidiaries for the costs of defense, settlement or payment of claims and judgments under certain circumstances.

Indemnification

The provisions of Dutch law governing the liability of the members of AerCap’s board of directors are mandatory in nature. Although Dutch law does not provide for any provisions with respect to the indemnification of officers and directors, the concept of indemnification of directors of a company for liabilities arising from their actions as members of the executive or supervisory boards is, in principle, accepted in the Netherlands.

The current articles of association of AerCap Holdings N.V. provide for indemnification of the directors and officers to the fullest extent permitted by Dutch law. The indemnification protects the directors and officers against liabilities, expenses and amounts paid in settlement relating to claims, actions, suits or proceedings to which a director and/or officer becomes a party as a result of his or her position.

Article 18 of the articles of association of AerCap Holdings N.V.—translated into the English language, which is not the authentic language of the articles of association—provides that:

INDEMNIFICATION

Article 18

18.1 Subject to the limitations included in this article, every person or legal entity who is, or has been, a director, proxy-holder, staff member or officer (specifically including the Chief Financial Officer and the Chief Legal Officer as from time to time designated by the Board of Directors), who is made, or threatened to be made, a party to any claim, action, suit or proceeding in which he/she or it becomes involved as a party or otherwise by virtue of his/her or its being, or having been, a director, proxy-holder, staff member or officer of the Company, shall be indemnified by the Company, to the fullest extent permitted under the laws of the Netherlands, concerning (A) any and all liabilities imposed on him/her or on it, including judgements, fines and penalties, (B) any and all expenses, including costs and attorneys’ fees, reasonably incurred or paid by him/her or by it, and (C) any and all amounts paid in settlement by him/her or by it, in connection with any such claim, action, suit or other proceeding.

18.2 A director, proxy-holder, staff member or officer shall, however, have no right to be indemnified against any liability in any matter if it shall have been finally determined that such liability resulted from the intent, wilful recklessness or serious culpability of such person or legal entity.

18.3 Furthermore, a director, proxy-holder, staff member or officer shall have no right to be indemnified against any liability in any matter if it shall have been finally determined that such person or legal entity did not act in good faith and in the reasonable belief that his or its action was in the best interest of the Company.

18.4 In the event of a settlement, a director, proxy-holder, staff member or officer shall not lose his/her or its right to be indemnified unless there has been a determination that such person or legal entity engaged in intent, wilful recklessness or serious culpability in the conduct of his or its office or did not act in good faith and in the reasonable belief that his/her or its action was in the best interest of the Company:

(i)	by the court or other body approving settlement; or

(ii)	by a resolution duly adopted by the general meeting of shareholders; or

(iii)	by written opinion of independent counsel to be appointed by the Board of Directors.

18.5 The right to indemnification herein provided (i) may be insured against by policies maintained by the Company, (ii) shall be severable, (iii) shall not affect any other rights to which any director, proxy-holder, staff member or officer may now or hereafter be entitled, (iv) shall continue as to a person or legal entity who has ceased to be a director, proxy-holder, staff member or officer, and (v) shall also inure to the benefit of the heirs, executors, administrators or successors of such person or legal entity.

18.6 Nothing included herein shall affect any right to indemnification to which persons or legal entities other than a director, proxy-holder, staff member or officer may be entitled by contract or otherwise.

18.7 Subject to such procedures as may be determined by the Board of Directors, expenses in connection with the preparation and presentation of a defence to any claim, action, suit or proceeding of the character described in this article 18 may be advanced to the director, proxy-holder, staff member or officer by the Company prior to final disposition thereof upon receipt of an undertaking by or on behalf of such director, proxy-holder, staff member or officer to repay such amount if it is ultimately determined that he or it is not entitled to indemnification under this article 18.

Item 9. Exhibits and Financial Statement Schedules

See Exhibit Index beginning on page 4 of this registration statement.

Item 10. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of ordinary shares offered (if the total dollar value of ordinary shares offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the ordinary shares offered therein, and the offering of such ordinary shares at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the ordinary shares being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering.

Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished; provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser,

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the ordinary shares in the registration statement to which that prospectus relates, and the offering of such ordinary shares at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual reports pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the ordinary shares offered therein, and the offering of such ordinary shares at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the ordinary shares being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

1.1	Form of Underwriting Agreement (1)

5.1	Opinion of NautaDutilh N.V.

23.1	Consent of KPMG

23.2	Consent of PricewaterhouseCoopers

23.3	Consent of NautaDutilh N.V. (included in Exhibit 5.1)

24.1	Power of Attorney relating to AerCap Holdings N.V. (included on the signature pages hereto)

107.1	Filing Fee Table

(1)	To be filed by amendment or to be incorporated by reference to a report filed hereafter in connection with or prior to an offering of ordinary shares.

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, Ireland, on March 7, 2023.

AERCAP HOLDINGS N.V.

By:	/s/ Aengus Kelly
Name: Aengus Kelly
Title: Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of AerCap Holdings N.V., hereby severally constitute and appoint Aengus Kelly our true and lawful attorney-in-fact, with full power of substitution, for them, together or individually, in any and all capacities, to sign for us and in our names, this Registration Statement on Form F-3 filed with the SEC, and any and all amendments to said registration statement (including post-effective amendments), and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorney full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, and hereby ratifying and confirming all that said attorney, or his substitute, shall do or cause to be done by virtue of this power of attorney.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul Dacier Paul Dacier	Non-Executive Chairman of the Board of Directors	March 7, 2023

/s/ Aengus Kelly Aengus Kelly	Executive Director and Chief Executive Officer	March 7, 2023

/s/ Julian (Brad) Branch Julian (Brad) Branch	Non-Executive Director	March 7, 2023

/s/ Stacey Cartwright Stacey Cartwright	Non-Executive Director	March 7, 2023

/s/ Rita Forst Rita Forst	Non-Executive Director	March 7, 2023

/s/ Richard (Michael) Gradon Richard (Michael) Gradon	Non-Executive Director	March 7, 2023

Signature	Title	Date

/s/ James (Jim) Lawrence James (Jim) Lawrence	Non-Executive Director	March 7, 2023

/s/ Jean Raby Jean Raby	Non-Executive Director	March 7, 2023

/s/ Jennifer VanBelle Jennifer VanBelle	Non-Executive Director	March 7, 2023

/s/ Michael Walsh Michael Walsh	Non-Executive Director	March 7, 2023

/s/ Robert (Bob) Warden Robert (Bob) Warden	Non-Executive Director	March 7, 2023

/s/ Peter Juhas Peter Juhas	Chief Financial Officer	March 7, 2023

/s/ Richard Maasland Richard Maasland	Chief Accounting Officer	March 7, 2023

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act, the undersigned, the duly authorized representative of AerCap Holdings N.V. in the United States of America, has signed this Registration Statement on Form F-3 filed with the SEC in Newark, Delaware on March 7, 2023.

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director